Exhibit 99.1

Outdoor Channel Holdings to Merge with The Sportsman Channel and InterMedia Outdoors Creating InterMedia Outdoor Holdings, Inc., the Largest Multimedia Company Focused on the Outdoor Lifestyle

Outdoor Channel’s Board Declares Special Dividend of $0.25 Per Share in Connection with Merger

TEMECULA, Calif. — November 16, 2012—Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today announced that its board of directors unanimously approved a definitive merger agreement with InterMedia Outdoors Holdings, LLC (“IMOH LLC”) which in turn controls The Sportsman Channel, a national cable television network for outdoor enthusiasts, and InterMedia Outdoors, Inc., a multi-media company that publishes 15 market leading outdoor magazines, 20 leading websites and is a leading television producer in the category. IMOH LLC is controlled by InterMedia Partners VII, L.P., a private equity investment fund.

This merger will create InterMedia Outdoor Holdings, Inc. (“IMOH Inc.”), the premier media and content company serving the large and growing market of outdoor enthusiasts in the United States. This transaction unites the industry leaders in outdoor television, print, digital and social media, as well as editorial and content production for the hunting, shooting, fishing and conservation categories. The combination will enable IMOH Inc. to serve the vast and growing consumer base of outdoor enthusiasts across all media while providing an unparalleled multimedia platform for distributors, producers and advertisers to connect with one of the country’s largest vertical lifestyle markets.

Tom Hornish, President and CEO of Outdoor Channel Holdings (the “Company”), commented: “This is a logical and highly complementary transaction that creates an exceptional multimedia organization optimally positioned to serve the huge and growing outdoor lifestyle category. Combining the resources of these three companies will allow us to better serve the consumers, distributors and advertisers in this robust marketplace. We will have the highest quality content, the top brands and the greatest reach. In turn, we also strengthen our ability to invest in our assets, expand our distribution and drive further returns for our shareholders.”

Jeff Paro, CEO of InterMedia Outdoors, Inc. stated, “This is the culmination of a long and dedicated effort by our team to build a truly multimedia enterprise. IMOH Inc. will serve all of its consumers in all media across all platforms. National and endemic advertisers will have unprecedented opportunities to reach our very large and attractive consumer base.”

Gavin Harvey, CEO of The Sportsman Channel, said “We built Sportsman from a small cable network five years ago into one of the preeminent brands in the outdoor space. I am excited by what we have achieved and even more excited about the prospects for the combined company. The marriage of two cable networks with the reach and brands of InterMedia Outdoors is a truly unique proposition in the cable media landscape.”

Following the close of the transaction, Tom Hornish and Tom Allen, the Company’s CFO/COO, will be CEO and CFO/COO of IMOH Inc., respectively. Gavin Harvey will be President, Television Networks and Jeff Paro will be President, Publishing, Integrated Media and Branded Content.

InterMedia Partners VII, L.P. and the minority members of IMOH LLC will own 67.6% of IMOH Inc. and InterMedia Partners VII, L.P. will become the majority shareholder of IMOH Inc. Peter Kern, Managing Partner of InterMedia Partners VII, L.P., who will become Executive Chairman of the Board of IMOH Inc., said, “We are tremendously excited about the combination of these businesses and the opportunity it presents to build awareness and value for this media segment. With two cable networks each reaching over 30 million homes, 20 branded websites, and over 23 million monthly readers, we are in a unique position to grow this category and deliver greater value to all our constituencies.”

The transaction will take the form of a cash and stock election merger in which the Company’s stockholders will be entitled to receive for each share, subject to proration, either $8.00 in cash or one share of stock in IMOH Inc. An aggregate of $115 million will be available for the Company’s stockholders electing cash such that, as result of the transaction, the stockholders of the Company are expected to own approximately 32.4% of IMOH Inc. In connection with the transaction, the Company’s board has also approved a 25 cent per share special dividend which will be paid on or about December 7, 2012 to stockholders of record as of the close of business on November 27, 2012. The Company expects that IMOH Inc. will be listed for trading on NASDAQ.

IMOH LLC has secured a $150 million fully committed financing from CIT Communications, Media & Entertainment to finance a portion of the merger consideration and to refinance the outstanding debt of InterMedia Outdoors, Inc.

The transaction, which is expected to be completed in the first quarter of 2013, is subject to the satisfaction of customary closing conditions, including the registration statement on Form S-4 being declared effective by the Securities and Exchange Commission, receipt of requisite regulatory approvals, approval from the Company’s stockholders with respect to the merger and other customary closing conditions. The Company’s largest stockholders, Perry T. Massie, Thomas H. Massie and their affiliated entities and each of the Company’s directors and executive officers, together whom currently represent a combined ownership of approximately 41% of the Company, each have agreed to vote in favor of the transaction.

Lazard is serving as exclusive financial advisor to the Company in connection with the transaction. Wilson Sonsini Goodrich & Rosati, P.C. is legal advisor to the Company in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP is legal advisor to IMOH LLC in connection with the transaction.

Investor Conference Call

Outdoor Channel Holdings will host an investor conference call today, at 7:00 a.m. PT (10:00 a.m. ET) to discuss today’s announcement. Senior management from the Company and InterMedia Outdoors Holdings, LLC will participate in the call. Investment professionals and shareholders are invited to participate in the live call by dialing 800-901-5217 (domestic) or 617-786-2964 (international) and using participant passcode 56864038. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the Company’s Web site, www.outdoorchannel.com. For those who are not available to listen to the live broadcast, the call will be archived online for one year. A telephonic playback of the conference call also will be available through November 22, 2012, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 60778209.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel and Winnercomm Inc. Nielsen estimated that Outdoor Channel had approximately 38.1 million cable, satellite and telco subscribers for November 2012. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm is one of America’s leading and highest quality producers of live sporting events and sports series for cable and broadcast television. Outdoor Channel Holdings, Inc. also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football.

About InterMedia Outdoors, Inc.

InterMedia Outdoors, Inc. is a multimedia company serving outdoors enthusiasts in the United States, with the largest network of websites dedicated to the hunting, shooting and fishing category; a portfolio of 15 market-leading enthusiast magazines including Guns & Ammo, Petersen’s Hunting and InFisherman; a television production business producing original branded hunting, shooting and fishing themed programming including category-leading shows North American Whitetail, Guns & Ammo TV and InFisherman TV, with over 220 episodes produced annually in high definition; and a content library in excess of 16,000 hours of video content.

About Sportsman Channel, Inc.

The Sportsman Channel, Inc. is a national television network fully devoted to the more than 82 million sportsmen and outdoor enthusiasts throughout the United States, delivering programming focused exclusively on hunting, shooting and fishing themed programming. The Sportsman Channel is available in both high definition and standard definition. Nielsen estimated that The Sportsman Channel had approximately 30.1 million cable, satellite and telco subscribers for November 2012.

Nielsen Media Research Universe Estimates

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Please note that the estimates regarding Outdoor Channel’s and The Sportsman Channel’s subscriber base are made by Nielsen Media Research and are theirs alone and does not represent opinions, forecasts or predictions of the companies or their management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Safe Harbor Statement

Certain matters discussed in this news release, with the exception of historical matters, may be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. You should understand that the following important factors, in addition to those risk factors disclosed in Outdoor Channel’s current and periodic reporting filed with the SEC and those discussed in “Risk Factors” in the S-4 to be filed with the SEC at a future date and in the documents which are incorporated by reference therein, could affect the future results of Outdoor Channel and IMOH LLC, and of the combined company after the consummation of the mergers, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	failure of Outdoor Channel stockholders to adopt the merger agreement;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that required consents will not be obtained;

•	the risk that the combined company following this transaction will not realize on its financing strategy;

•	litigation in respect of either company or the mergers; and

•	disruption from the mergers making it more difficult tomaintain certain strategic relationships.

Outdoor Channel and IMOH LLC also caution thereader thatundue reliance should not be placedon any forward-looking statements, which speak only as of the dateof this release. Outdoor Channel and IMOH LLC undertake no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITYHOLDERS

This communication is being made in respect of a proposed business combination involving Outdoor Channel and IMOH LLC. In connection with the proposed transaction, IMOH Inc. will file with the SEC a Registration Statement on Form S4 that includes the preliminary proxy statement of Outdoor Channel and that will also constitute a prospectus of IMOH Inc. The information in the preliminary proxy statement/prospectus is not complete and may be changed. IMOH Inc. may not sell the common stock referenced in the proxy statement/prospectus until the Registration Statement on Form S4 filed with the SEC becomes effective. The preliminary proxy statement/prospectus and this press release are not offers to sell IMOH Inc. securities and are not soliciting an offer to buy IMOH Inc. securities in any state where the offer and sale is not permitted.

The definitive proxy statement/prospectus will be mailed to stockholders of Outdoor Channel and holders of equity interests in IMOH LLC. OUTDOOR CHANNEL AND IMOH LLC URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and proxy statement/prospectus (when available) and other documents filed with the SEC by Outdoor Channel through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and definitive proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained on Outdoor Channel’s website at www.outdoorchannel.com.

PROXY SOLICITATION

Outdoor Channel and its respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Outdoor Channel stockholders in favor of the acquisition. A description of the interest of Outdoor Channel’s directors and executive officers in Outdoor Channel is set forth in the proxy statement for Outdoor Channel’s 2012 annual meeting of stockholders, which was filed with the SEC on April 19, 2012. Details of any benefits in connection with the proposed transaction will also be described in the definitive proxy statement/prospectus (when available). You can find information about Outdoor Channel’s executive officers and directors in its annual report on Form 10K filed with the SEC on March 9, 2012. You can obtain free copies of these documents from Outdoor Channel in the manner set forth above.

CONTACT:

OUTDOOR CHANNEL HOLDINGS, Inc.

For Company:

Tom Allen

Executive Vice President, Chief Operating Officer / Chief Financial Officer

951-699-6991, ext. 287

tallen@outdoorchannel.com

For Investors:

Chris Plunkett

Brainerd Communicators, Inc.

212-986-6667

plunkett@braincomm.com

For Media:

Joe LoBello

Brainerd Communicators, Inc.

212-986-6667

lobello@braincomm.com

INTERMEDIA OUTDOORS HOLDINGS, LLC

InterMedia Outdoors, Inc. and The Sportsman Channel, Inc.

Amy Sorrells

(404) 550-4885

amyssorrells@comcast.net

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